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                                   EXHIBIT 11

                                FTD CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)


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
                                                    Three Months Ended  Three Months Ended
                                                     December 31, 1996   December 31, 1995
                                                    ------------------  ------------------
                                                        (Unaudited)         (Unaudited)
Primary Earnings Per Share:
Net earnings (loss) applicable to common stock, less
interest expense savings of $0.03 million for 1995        $(1,162)            $(3,040)
                                                          =======             =======
Average number of common shares outstanding                 7,694               6,602
Common stock equivalents due to dilutive
affect of stock options and warrants                            0                 438
                                                          -------             -------
Total average number of common shares
outstanding                                                 7,694               7,040
                                                          =======             =======
Primary earnings (loss) per share                         $ (0.15)            $ (0.43)
                                                          =======             =======
Fully Diluted Earnings Per Share:
Net earnings (loss) applicable to common stock            $(1,162)            $(3,040)
                                                          =======             =======
Average number of common shares outstanding                 7,694               6,602
Common stock equivalents due to dilutive
affect of stock options and warrants                            0                 438
                                                          -------             -------
Total average number of common shares
outstanding                                                 7,694               7,040
                                                          =======             =======
Fully diluted earnings (loss) per share                   $ (0.15)            $ (0.43)
                                                          =======             =======
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